                                                               EXHIBIT (2)(g)(3)

                               THE THAI FUND, INC.
                               -------------------

                               INVESTMENT CONTRACT
                               -------------------

                                TABLE OF CONTENTS

Exhibits
--------
A        Technical Assistance and Seconding Agreement
B        Form of Certificate
C        Form of Council Agreement

         Investment Contract (the "Investment Contract") dated as of June 1,
1997 by and among THE MUTUAL FUND PUBLIC COMPANY LIMITED ("MFC"), a Thai limited company, with its principal place of business located at 30th-32nd Floor, Lake
Rajada Building, 193-195 Ratchadaphisek Road, Khlong-Toey, Bangkok 10110,
Thailand, and THE THAI FUND, INC. (the "Unitholder"), a Maryland corporation, with its principal place of business located at 1221 Avenue of the Americas, New
York, New York 10020.

1.       Definitions
         -----------

         In this Investment Contract, the following terms have the following meanings:

         "Advisory Sections" means Sections 3.1; 3.3; 3.4; 3.8; Article 8 (other than Section 8.2(b)(Y) and Section 8.5, insofar as such Section relates to appointment of liquidators under Thai law); and Article 15 (other than Section
15.1(b)(Y));

         "Assets" means all assets held by the Fund, including but not limited to Thai Securities;

         "Auditors" has the meaning ascribed thereto in Section 9.4(a);

         "Beneficial Certificate" has the meaning ascribed thereto in Section
5.2;

         "Board of Directors" means the Board of Directors of the Unitholder;

         "BOT" means the Bank of Thailand or any successor agency or institution of the Royal Thai Government from time to time authorized by law to supervise mutual funds in Thailand;

         "Business Day" means a day on which the SET and the New York Stock
Exchange are both open for business;

         "Council" has the meaning ascribed thereto in Section 13.A.1;

         "Custodian" means The Thai Farmers Bank Limited or its successors or permitted assigns under the Thai Custody Contract;

         "District Court" has the meaning ascribed thereto in Section 16.3;

         "Dollars" means U.S. dollars;

         "Effective Date" means the date on which the Registration Statement is first declared effective by the SEC under the United States Securities Act of
1933, as amended;

         "Financial Statements" has the meaning ascribed thereto in Section 9.2;

         "Fund" means the project established by this Agreement;

         "Funds" means the Fund and the Unitholder, jointly and severally, as if such entities were one entity;

         "Investment Company Act" means the United States Investment Company Act of 1940, as amended;

         "Manager" means MFC or any successor thereto permitted under U.S. Law;

         "Registration Statement" means the Unitholder's registration statement on Form N-2 filed with the SEC;

         "SEC" means the United States Securities and Exchange Commission;

         "Securities" means all securities held by the Fund pursuant to this
Investment Contract;

         "SET" has the meaning ascribed thereto in Section 6.2(a);

         "Supreme Court" has the meaning ascribed thereto in Section 16.3;

         "Technical Assistance and Seconding Agreement" has the meaning ascribed thereto in Section 3.1;

         "Thai Custody Contract" means the Custody Contract among the
Unitholder, the Manager and the Custodian in respect of the Fund;

         "Thai NAV" has the meaning ascribed thereto in Section 6.1;

         "Thai Securities" means all Securities of Thai companies held by the
Fund pursuant to this Agreement;

         "Underwriting Agreement" means the Underwriting Agreement in respect of the unitholder's shares of common stock ($0.01 par value) executed on or about the date hereof;

         "United States" means the United States of America (including the
States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction;

         "Unitholder" means The Thai Fund, Inc., a Maryland corporation;

         "U.S. GAAP" has the meaning ascribed thereto in Section 6.5;

         "U.S. Law" means applicable United States federal law (including the
Internal Revenue Code, Securities Act of 1933, Securities Exchange Act of 1934,
Investment Company Act and Investment Advisers Act of 1940, each as from time to time amended) and New York law;

         "U.S. Sections" shall mean the Advisory Sections and Sections 2.1 (with respect to U.S. Law); 2.2; 3.6 (except 3.6(b)); 3.7; Article 4 (with respect to
U.S. Law); Section 5.3; Article 6 (with respect to U.S. GAAP and U.S. Law);
Article 7 (except 7(2)); Article 9 (other than Sections 9.1(b)(ii) and 9.3);
Section 11.1; Article 10; Article 12; Article 13 (with respect to U.S. Law);
Section 14.B; and Article 16;

         "Valuation Date" has the meaning ascribed thereto in Section 6.1.

2.       Establishment of The Fund
         -------------------------

         2.1 The Fund was established as a securities investment fund with effect on and from the Effective Date under the laws of the Kingdom of Thailand for the exclusive benefit of the Unitholder. This Investment Contract, together with the exhibits hereto and the relevant provisions of the laws and regulations of the Kingdom of Thailand, and, with respect to the U.S. Sections, U.S. Law alone, shall govern the relationships, which are contractual relationships, between the Manager and the Unitholder.

                                      -2-

         2.2 The Unitholder shall be liable for all liabilities incurred by or on behalf of the Fund in accordance with the terms of this Investment Contract and the Technical Assistance and Seconding Agreement, provided, however, that this Section 2.2 shall not operate to enlarge in any way any liabilities incurred by or on behalf of the Fund.

3.       Basic Obligations and Rights of the Manager
         -------------------------------------------

         3.1 (a) The Manager, as investment manager to the Fund, hereby undertakes and agrees, upon the terms and conditions herein set forth in this
Investment Contract, to manage the acquisition, holding and disposition of
Assets, in accordance with the investment objectives and policies as set forth in or contemplated by this Investment Contract and in accordance with supervision and instructions of the Board of Directors and to prepare and make available to the Unitholder research and statistical data in connection therewith; subject, however, in all respects to the terms and conditions of the
Technical Assistance and Seconding Agreement attached hereto as Exhibit A, which agreement shall be executed and delivered by the Manager simultaneously herewith.

         (b) For purposes of this Investment Contract, "instructions from the
Board of Directors" shall include the right to request a power of attorney from the Manager in order to enforce claims of, or to defend claims against, the
Fund.

         3.2 The Manager agrees to act hereunder in such capacity or capacities as are necessary or appropriate under Thai law, including with respect to the establishment of the Fund pursuant to Section 2.1 hereof. It is expressly agreed that the Manager shall hold legal title to all Assets and that nothing herein shall constitute the Manager, or require it to act as, agent, nominee or trustee of the Unitholder with respect to legal title to Thai Securities. The Manager shall hold legal, title to all Assets separate from its own assets, free and clear of all liens, claims and encumbrances of any party except as provided by this Investment Contract.

         3.3 The Manager shall be entitled to be paid in Baht from the assets of the Funds, as full compensation for the services rendered and expenses borne by the Manager under the Advisory Sections hereunder and under the Technical
Assistance and Seconding Agreement, a monthly fee, payable, except as provided below, within three Bangkok business days of the first day of each month following the day on which such payment is computed, equal to 1/12 of 0.40% of the value of the average weekly net assets of the Funds up to and including $50 million, plus 1/12 of 0.25% of the value of the next $50 million of the average weekly net assets of the Funds, plus 1/12 of 0.20% of the value of the average weekly net assets of the Funds over $100 million. The weekly net assets of the
Funds for a month shall be determined as of the close of business in New York on the last New York Stock Exchange business day of each week where such last business day falls within one month, and be averaged by dividing the total of such weekly net assets by such number of such weeks in such month. Such fee shall be payable from the Funds and shall be computed beginning on the "Closing
Date" (as defined in the Underwriting Agreement) until the termination of this
Investment Contract for whatever reason. The fee from the Closing Date to the end of the month during which the Closing Date occurs shall be prorated according to the proportion which such period bears to the full monthly period.
Upon the termination of the Advisory Sections before the end of any month, such fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period, and shall be payable on the date of termination of the Advisory Sections. For the purposes of this Investment
Contract, the net assets of the Funds shall be computed pursuant to the directions of the Board of Directors.

         3.4 The Manager agrees to pay, for the benefit of the Funds, certain fees and expenses with respect to the Funds, as further provided by the
Technical Assistance and Seconding Agreement.

                                      -3-

         3.5 The Manager's services hereunder are not to be deemed exclusive and the Manager is free to render similar services to others.

         3.6 The Manager represents and warrants that it is duly (a) registered and authorized as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended, and (b) licensed as an investment manager under the
Operation of Finance, Securities and Credit Foncier Companies of Thailand, B.E.
2522, and it agrees to maintain effective registration, authorization and license, as the case may be, thereunder until the termination of the Advisory
Sections.

         3.7 Neither the Manager nor any affiliate of the Manager shall receive any compensation in connection with the placement or execution of any transaction for the purchase or sale of securities or for the investment of funds on behalf of the Fund, except that the Manager or the Manager's affiliates may receive a commission, fee or other remuneration for acting as broker in connection with the sale of securities to or by the Fund, but only to the extent permitted under the Investment Company Act.

         3.8 The Manager may rely on information reasonably believed by the
Manager to be accurate and reliable. Neither the Manager, the Manager's officers, directors, employees, agents or any controlling persons as defined in the Investment Company Act shall be subject to any liability for any act or omission, error of judgment or mistake of law or for any loss suffered by the
Funds in the course of, connected with or arising out of any services to be rendered hereunder except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Manager's duties or by reason of reckless disregard on the part of the Manager of the Manager's obligations and duties under this Investment Contract.

4.       Enforcement by Unitholder
         -------------------------

         The Unitholder shall have the right at all times to enforce against the
Manager the obligations of the Manager under this Investment Contract, and to enforce the obligations of the Manager, as Thai Manager, under the Technical
Assistance and Seconding Agreement.

5.       Units
         -----

         5.1 Units shall be issued to the Unitholder against payment therefor with respect to all transfers of any assets to the Fund. The value of Units shall, upon the initial transfer of any assets to the Fund, be $10.00, provided, however, that the value of Units shall thereafter be determined in accordance with Article 6 of this Investment Contract. Units shall not represent any right in respect of any particular Assets but shall represent undivided interests of equal value as further determined pursuant to Article 6.

         5.2 Beneficial certificates (the "Beneficial Certificates")
representing one or more Units, in substantially the form of Exhibit B attached hereto, shall be issued to the Unitholder in respect of all Units issued to the
Unitholder. Each Beneficial Certificate shall be signed on behalf of the
Manager.

         5.3 Units are not transferable The Manager shall not issue or deliver a
Unit or a Beneficial Certificate to any person other than the Unitholder. The
Unitholder may not transfer or assign Units or Beneficial Certificates.

6.       Calculation of Net Asset Value

         6.1 The net asset value of the Assets (the "Thai NAV") at any time shall be the value of the Assets less the liabilities of the Fund at such time.
The net asset value of Units at any time following the initial issuance thereof as described in Section 5.1 shall be the Thai NAV divided by the number of Units

                                      -4-

issued and outstanding as of such time. The Thai NAV shall be calculated by the
Unitholder's designee at the close of each week in Bangkok (a "Valuation Date")
as well as when required for the issue of Units pursuant to Article 5 hereof.
The Thai NAV shall be calculated by reference to the criteria set forth below
(and such other criteria as maybe determined from time to time by the Board of
Directors).

         6.2 The value of assets held in the Fund shall be determined as follows:

         (a) where the assets are equity securities listed and traded on the
Stock Exchange of Thailand (the "SET") and SET market quotations are readily available, at the last sales price on such exchange on the applicable Valuation
Date or, if there is no sale on such exchange on that date, the mean between the highest current bid and the lowest current asked prices;

         (b) where the assets are unlisted equity securities, at the mean between current bid and asked prices, if any, of two reputable dealers;

         (c) short-term investments having a maturity of 60 days or less will be valued at cost with accrued interest or discount earned included in interest receivable;

         (d) securities which are listed on exchanges other than the SET and other securities as to which market quotations are readily available shall be valued at their market values; and

         (e) all other securities and assets will be taken at fair value in accordance with procedures determined by the Board of Directors.

         6.3 In instances where price cannot be determined in accordance with the above procedures, or in instances in which the Board of Directors determines that it is impracticable or inappropriate to determine price in accordance with the above procedures, the price will be determined in such manner as the Board of Directors may prescribe.

         6.4 There shall be made such allowance (if any) as the Board of
Directors may consider appropriate in the case of any asset which the Board of
Directors considers may not be fully recoverable.

         6.5 For purposes of determining the Thai NAV, liabilities shall include the amount of any fee payable to the Manager hereunder or the Custodian under the Thai Custody Contract and any fee payable pursuant to the Technical
Assistance and Seconding Agreement or other fees and expenses if, at the direction of the Board of Directors, such fees and expenses are to be paid from the assets of the Fund and accrued at or accruing to the applicable Valuation
Date but remaining unpaid. Other liabilities shall be determined in accordance with United States generally accepted accounting principles ("U.S. GAAP").

         6.6 Notwithstanding anything in this Agreement, (a) for purposes of all reporting required under U.S. Law, the "Unitholder's designee" as used in this
Article 6 shall be United States Trust Company of New York, which shall determine the Thai NAV in Dollars based upon information supplied by the Manager and/or the Custodian, and (b) for purposes of all reporting required under Thai law, the "Unitholder's designee" as used in this Article 6 shall be the Manager, which shall determine the Thai NAV in Baht based upon information from United
States Trust Company of New York.

7.       Investment Objectives, Policies and Limitations
         -----------------------------------------------

         The investment objectives, policies and limitations of the Funds will be as described in the Registration Statement on the Effective Date, subject to revision in accordance with (1) U.S. Law and (2) Thai law.

                                      -5-

8.       Duration, Changes in Manager and Custodian, and Termination
         -----------------------------------------------------------

         8.1 This Investment Contract shall become effective on the date hereof.
This Investment Contract, other than the Advisory Sections hereof, shall continue in effect, if not continued in accordance with applicable U.S. Law and
Thai law, until December 25, 2012, or until terminated in accordance with
Section 8.4. The Advisory Sections shall continue in effect, if not continued in accordance with applicable U.S. Law as further provided below, until two years from the date hereof. If not sooner terminated, the Advisory Sections shall continue in effect for successive periods of 12 months each thereafter; provided that each such continuance shall be specifically approved annually by the vote of a majority of the Board of Directors who are not parties to this Investment
Contract or interested persons (as such term is defined in the Investment
Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval and (a) either the vote of a majority of the outstanding voting securities of the Unitholder, or (b) a majority of the Board of Directors as a whole.

         8.2 Notwithstanding anything in this Agreement to the contrary, the
Advisory Sections may be terminated at any time by the Unitholder, without the payment of any penalty, upon a vote of a majority of the Board of Directors or a majority of the outstanding voting securities of the Unitholder, or by the
Manager, on 60 days' written notice to the other parties. The Advisory Sections shall automatically terminate (a) in the event of assignment of this Investment
Contract (as such term is defined in the Investment Company Act); (b)
termination of the Technical Assistance and Seconding Agreement; or (c) the
suspension or revocation of the Manager's license or status to act as manager to the Fund or the Unitholder, under (X) U.S. Law, or (Y) Thai law, as the case may
be. Any notice shall be deemed given when received by the addressee.

         8.3 Upon termination of the Advisory Sections, except as provided by
Section 8.4 hereof, the Unitholder shall, in accordance with (a) U.S. Law, and
(b) Thai law, provide for a successor manager to execute, as investment manager under, an agreement in substance similar to the Advisory Sections of this
Investment Contract (which may be evidenced by an agreement to become party to all provisions of this Investment Contract) and to the Technical Assistance and
Seconding Agreement, with all such changes, however, as the parties thereto shall agree upon.

         8.4 This Investment Contract, including the Advisory Sections, shall terminate if:

         (a) There is any transfer, assignment or other disposition of any of the Unitholder's interest in the Fund, or any delivery of a Unit or Beneficial
Certificate to any person other than the Unitholder;

         (b) The Manager notifies the Unitholder in writing that due to a change in Thai law, in its opinion further operation of the Fund in accordance with this Investment Contract is illegal or infeasible having regard solely to the interests of the Unitholder;

         (c) There has been a suspension of trading for more than 1 day on the
Securities Exchange of Thailand; the declaration by Thailand authorities of a banking moratorium; or any war, blockade, embargo, insurrection or armed conflict or escalation of any thereof involving Thailand or the United States, if in any such case the Board of Directors determines that termination is in the best interests of Unitholder;

         (d) Termination of the Custodian's appointment pursuant to the Thai
Custody Contract if no successor custodian is appointed thereunder or otherwise;

         (e) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Unitholder or the Manager in any involuntary case under any applicable bankruptcy,

                                      -6-

insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Unitholder or the Manager, as the case may be or for any substantial part of the property thereof, or order the winding-up or liquidation of the affairs thereof;

         (f) The Unitholder or the Manager shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator
(or similar official) of the Unitholder or the Manager, as the case may be, or for any substantial part of the property thereof, or shall make any general assignment for the benefit of creditors thereof, or shall fail generally to pay its debts as they become due; or

         (g) Upon the termination of the Advisory Sections if no successor investment manager is appointed pursuant to Section 8.3.

         8.5 Upon termination of this Investment Contract pursuant to Section
8.4, the Fund will be liquidated by a liquidator appointed by the Manager acting upon the instructions and under the supervision of the Board of Directors. Such liquidation will in an orderly manner dispose of Thai Securities which are restricted as to foreign ownership and remit the proceeds thereof to the
Unitholder and, unless directed by the Board of Directors otherwise, cause all other assets of the Fund to be registered in the name of Unitholder. To the extent that the Unitholder does not take action in respect of Sections 5.3 and
8.4(a), (e) and (f) hereof, the Manager will take all actions necessary to effectuate such sections and this Section 8.5.

         8.6 This Investment Contract may not be transferred, assigned, sold or in any matter hypothecated or pledged by any party hereto other than as permitted by Article 8 hereof.

         8.7 As used in this Investment Contract, the phrase "majority of the outstanding voting securities of the Unitholder" shall mean the affirmative vote of the holders of a majority of the outstanding voting securities of the
Unitholder, cast in person at a meeting called for the purpose of voting on such approval.

9.       Accounts and Statements
         -----------------------

         9.1 (a) The Manager shall maintain in its principal office in Bangkok sufficient accounts and records to enable a complete and accurate view to be formed by the Unitholder or its designee of the Assets and liabilities and the income and expenditures of the Fund.

         (b) Such accounts shall be kept in form necessary in order to prepare financial statements (i) pursuant to U.S. GAAP and, (ii) in addition may be kept in such form and language required by the BOT.

         9.2 The Unitholder or its designee shall prepare financial statements of the Funds for successive accounting periods, each accounting period commencing immediately after the end of the last preceding such accounting period (or in the case of the first such period from the date of establishment of the Funds) and ending on December 31 in each year (the first such date being
December 31, 1988) (the "Financial Statements") and shall also prepare such
Financial Statements as of and for the monthly periods ending on the last day of each calendar month (which monthly reports shall be prepared within ten business days after the end of each month), in each case in U.S. dollars on the basis of
U.S. GAAP on

                                      -7-

the respective forms and containing the information for the time being required by the SEC and the New York Stock Exchange.

         9.3 The Manager or its designee shall prepare financial statements of the Fund in the manner required by Thai law and shall make or cause to be made all reports, publications, notices and filings with respect to the Fund required by Thai law.

         9.4 Audit. The Manager and the Unitholder shall:

         (a) cause the Financial Statements to be audited in accordance with
U.S. GAAP by an internationally recognized accountancy firm authorized under the laws of the Kingdom of Thailand and the regulations of the BOT (the "Auditors").
The initial Auditors shall be Price Waterhouse. The Manager shall be entitled, with the prior written approval of the Board of Directors, and the Board of
Directors and the shareholders of the Unitholder, to remove any person or firm of Auditors and appoint another internationally recognized accountancy firm to be the Auditors. The Manager and the Board of Directors shall ensure that at all times there are such Auditors for the Fund;

         (b) submit the Financial Statements together with the Auditors' report and such report as the Manager may intend to make to the Unitholder thereon to the Unitholder and the BOT; and

         (c) comply with such requirements as the SEC may make with respect to such statements and report.

         9.5 Form of Auditor's Reports. The Auditors' report on the Financial
Statements of the Funds shall be in the form required by the SEC and the New
York Stock Exchange and prepared in accordance with U.S. GAAP. The Manager shall sign all Financial Statements, if requested to do so by the Board of Directors.
A manager of the Auditors shall sign all Financial Statements of the Fund.

10.      Distributions
         -------------

         10.1 The Fund will distribute to the Unitholder, at least once each year (on such dates as is determined by the Board of Directors), all or part of the net profit of the Fund for such year. For this purpose, the net profit of the Fund will be calculated in Dollars and will include dividends and interest paid with respect to Securities, interest on bank deposits, net capital gains from the sale of Securities and any other income arising from the Fund's operations, less all expenses of the Investment Plan.

         Except with respect to payment of expenses as may be further provided in Section 10.2, the Fund shall not make any distribution to the Unitholder except out of current net profits or accumulated prior years' net profits not previously distributed, or otherwise as may be declared by the Board of
Directors and permitted by the BOT.

         10.2 Costs and expenses are payable and distributable out of the assets of the Fund when and as determined by the Board of Directors.

         10.3 Each shareholder of the Unitholder, shall, unless he elects otherwise, reinvest all distributions he receives from the Unitholder.

11.      Payments
         --------

         11.1 Any moneys payable to the Manager or others by the Fund shall be paid, upon order of the Unitholder (or its authorized designee acting in accordance with the Thai Custody Contract), in the

                                      -8-

manner and to a Baht (or Dollar, subject to Section 11.2 hereof) account notified by the Unitholder (or its authorized designee acting in accordance with the Thai Custody Contract).

         11.2 All payments to be made in currencies other than Baht are subject to Thai law including exchange control law and regulations thereunder.

12.      Currency
         --------

         Except as otherwise provided in this Investment Contract, the accounts and records of the Fund, payments into the Fund and payments out of the Fund shall be made in Baht. Distributions from the Fund shall be calculated in
Dollars. The Financial Statements of the Funds shall be prepared in Dollars, provided, however, that financial statements may also be prepared as provided in
Section 9.3 hereof. Currency exchange rates between Baht and Dollars for purposes of the Fund's accounts and records shall be determined by the Board of
Directors.

13.      Council
         -------

         A.    Duties of Council
               -----------------

               13.A.1. Until the termination of the Fund, a Council (the
"Council") shall be constituted and organized as hereinafter provided.

               13.A.2. The functions of the Council, subject to the Thai law and
U.S. Law and this Investment Contract, and all other relevant legislation and regulation, shall be to:

               (a) consult with the Manager on Thailand economic and securities market matters; and

               (b) exercise such other powers and rights as are provided
         hereunder.

         B.     Agreements with Council Members
                -------------------------------

               The Manager, subject to the oversight of the Board of Directors, shall be authorized to enter into an agreement with each of the initial members of the Council which shall be binding upon each of them and their successors, to implement the terms and conditions contained herein in relation to the Council and the members and for the exercise of the rights, powers and duties vested in the Council and the members. Such agreement shall be executed on or before the
Effective Date, shall be in the form set out in Exhibit C and shall be capable of variation only with the approval of the Board of Directors.

         C.     Meetings, Composition and Retirement
                ------------------------------------

               13.C.1. The members of the Council shall initially consist of the persons listed below. The number of members of the Council shall be 5.

               The members are initially expected to be:

               Snoh Unakul
               Sukri Kaocharern
               Viroj Phutrakul
               James P. Rooney
               Udom Vichayabhai

                                      -9-

               13.C.2. The members of the Council may from time to time appoint any person to be a member of the Council to replace a vacancy, provided that prior thereto the Board of Directors and a majority of the members respectively shall have given their respective approvals to such appointment. Such approvals shall be appropriately reflected in the records of the Fund.

               13.C.3. The office of a member of the Council shall be vacated in any of the following events:

               (a) if he shall resign upon giving notice in writing to the
         Council, the Manager and the Unitholder;

               (b) if an order shall be made by any court claiming jurisdiction on the ground of mental disorder for his detention or for the appointment of a guardian; or

               (c) the Board of Directors shall terminate such member with or without prior notice.

         D.    Remuneration.
               -------------

               Members of the Council shall receive fees as set forth in Exhibit
         C hereto.

         E.    Meetings
               --------

               13.E.1. Subject to the provisions of this Article 13, the members of the Council may meet together for the dispatch of business, adjourn, and otherwise regulate their meetings as they think fit. The Council shall from time to time appoint a Chairman thereof and, at any meeting at which such Chairman is not present, appoint a Chairman of the meeting.

               13.E.2. The continuing members of the Council may act
notwithstanding any vacancies.

               13.E.3. The Council shall meet at such times and such places in
Thailand as the Council may determine; provided, however, that the Council shall meet at least one time each year.

               13.E.4. Upon direction of the Chairman of the Council, the
Manager shall give not less than 15 days' notice of the time and place of a meeting of the Council to each member and to the Unitholder and such notice shall specify brief details of the business of such meeting. Any member may waive notice of any meeting and any such waiver may be retroactive.

         F.    Quorum
               ------

               The quorum necessary for the transaction of the business of the
Council shall be 3 members present in person. If, after 15 minutes, the quorum shall not be present, the meeting shall stand adjourned to a date being 7 days later at the same time and place as the original meeting and the members then present in person at the adjourned meeting shall be a sufficient quorum. Notice of such adjourned meeting shall be given. A meeting of the Council at which a quorum is present shall be competent to exercise all powers for the time being exercisable by the members of the Council.

         G.    Decisions
               ---------

                  13.G.1. Questions arising at any meeting of the Council shall be determined by a majority of votes. In case of an equality of votes, the
Chairman of the Council (or if the Chairman is not present, the Chairman of the meeting) shall have a second or casting vote.

                                      -10-

                  13.G.2. A resolution in writing signed by all the members of the Council shall be as effective as a resolution duly passed at a meeting of the Council and may consist of several documents in the like form, each signed by one or more members.

         H.    Information
               -----------

                  The Manager shall supply to each member of the Council such information as may reasonably be requested by the Council concerning the Kingdom of Thailand's securities markets and details of any proposed investment in unlisted securities.

         I.    Conflict of Interests
               ---------------------

                  No member of the Council shall, as principal or agent, sell or deal in the sale of, any asset of the Funds or purchase any asset from the Funds and each member shall procure that none of his affiliates performs any such act except as expressly authorized hereunder. Members of the Council shall be subject to applicable provisions of U.S. Law.

         J.    Liability
               ---------

                  Members of the Council may rely on information reasonably
believed by them to be accurate and reliable. Members of the Council shall not be subject to any liability for any act or omission, error of judgment or mistake of law or for any loss suffered by the Funds in the course of, connected with or arising out of any services to be rendered hereunder except by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of reckless disregard by them of their obligations and duties under this Agreement.

14.      Information and Notices
         -----------------------

         A.    Documents To Be Made Available; Offices
               ---------------------------------------

               14.A.1. There shall be held available by the Manager for
inspection by any person without charge at the principal office of the Manager in Bangkok at all reasonable business hours copies of:

               (a) this Investment Contract as from time to time amended;

               (b) the most current sales prospectus related to shares of the
         Unitholder; and

               (c) all filings made by the Unitholder with the SEC (including financial statements) for the two latest fiscal years of the Unitholder or (if less) for all periods since the establishment of the Unitholder.

               14.A.2. The Manager shall at all times maintain an office or offices in Bangkok and shall notify the Unitholder in the manner prescribed by
Section 14.A.2 above of any change in the address of its principal office in
Bangkok.

         B.    Notices
               -------

               Except as otherwise provided herein, all notices or other
communications to the respective parties hereto shall be deemed to have been duly made when delivered by airmail, telex or

                                      -11-

personal delivery at its address specified below or to such other address as any of the parties hereto may hereafter specify to the other in writing.

                  For the Manager:

                  The Mutual Fund Public Company Limited
                  30th-32nd Floor
                  Lake Rajada Building
                  193-195 Ratchadaphisek Road
                  Khlong-Toey
                  Bangkok, 10110  Thailand

                  For the Unitholder:

                  The Thai Fund, Inc.
                  c/o Morgan Stanley Asset Management Inc.
                  1221 Avenue of the Americas
                  New York, New York  10020

15.      Amendments
         ----------

         15.1 This Investment Contract shall be capable of amendment only (a)
with the prior agreement of the Unitholder (which, in the case of the Advisory
Sections, shall be obtained in accordance with U.S. Law) and the Manager, and
(b) subject to (X) applicable U.S. Law and (Y) applicable Thai law, including approval of the BOT.

         15.2 Sections 5.3 and 8.4(a), (e) and (f) hereof, in addition to the requirements of Section 15.1, may not be amended without the consent of two-thirds of the outstanding voting securities of the Unitholder.

16.      Governing Law, Jurisdiction; Language and Miscellaneous
         -------------------------------------------------------

         16.1 This Investment Contract and Beneficial Certificates shall be governed by and construed in accordance with the laws of the Kingdom of
Thailand, provided, however, that all U.S. Sections and all matters arising out of or relating thereto, or as to whether a provision is part of a U.S. Section, shall be governed by U.S. Law.

16.2 The parties irrevocably agree that any suit, action or proceeding against the Unitholder arising out of or relating to this Investment Contract shall be subject exclusively to the jurisdictions of the United States District Court for the Southern District of New York and the Supreme Court of the State of New
York, New York County, and irrevocably submit to the jurisdiction of each such
Court in connection with any such suit, action or proceeding. The parties waive any objection to the laying of venue of any such suit, action or proceeding in either such Court, and waive any claim that such suit, action or proceeding has been brought in an inconvenient forum. The parties irrevocably consent to service of process in connection with any such suit, action or proceeding by prepaid mail at their respective addresses as set forth in this Investment
Contract.

         16.3 The parties further agree that any suit, action or proceeding against the Manager arising out of or relating to this Investment Contract may, at the sole and unreviewable option of the Unitholder, be commenced in the jurisdictions either (i) of the courts of the Kingdom of Thailand or (ii) of the
United States District Court for the Southern District of New York (the
"District Court") or the Supreme Court of

                                      -12-

the State of New York, New York County (the "Supreme Court"). In the event the
Unitholder exercises its option to commence a suit, action or proceeding in either the District Court or the Supreme Court, the Manager irrevocably submits to the jurisdiction of each such court in connection with any such suit, action or proceeding, and the Manager further agrees that, in the event the District
Court, for whatever reason, declines to exercise or is determined not to have jurisdiction in connection with any such suit, action or proceeding, the
Unitholder may commence a subsequent such suit, action or proceeding in the
Supreme Court, and the Manager irrevocably submits to the jurisdiction of the
Supreme Court in connection with any such subsequent suit, action or proceeding.
The Manager waives any objection to the laying of venue of any such suit, action or proceeding in the District Court or the Supreme Court, and waives any claim that such suit, action or proceeding has been brought in an inconvenient forum.
The Manager irrevocably consents to service of process in connection with any such suit, action or proceeding by prepaid mail at its address as set forth in this Investment Contract.

         16.4 To the extent that the Manager or the Unitholder may now or hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Investment Contract, to claim for itself or its revenues or properties any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from set-off, banker's lien, counterclaim or any other legal process or remedy with respect to its obligations under this
Investment Contract and/or to the extent that in such jurisdiction there may be attributed to the Manager or the Unitholder such an immunity (whether or not claimed), the Manager and the Custodian each hereby to the fullest extent permitted by applicable law irrevocably agrees not to claim, and hereby to the fullest extent permitted by applicable law expressly waives, any such immunity, including, without limitation, a complete waiver of immunity pursuant to the
United States Foreign Sovereign Immunities Act.

         16.5 The governing language of this Investment Contract shall be
English.

         16.6 The headings contained in this Investment Contract are for reference only and shall not be deemed to limit or affect any of the provisions hereof.

                                      -13-

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, all as of the date first above written.

                                THE MUTUAL FUND PUBLIC COMPANY LIMITED

                                By: /s/ Damrongsuk Amatyakul
                                    --------------------------------------------
                                    Name:  DAMRONGSUK AMATYAKUL
                                    Title: PRESIDENT

                                THE THAI FUND, INC.

                                By: /s Valerie Y. Lewis
                                    --------------------------------------------
                                    Name:  Valerie Y. Lewis
                                    Title: Secretary

                                      -14-

                                    EXHIBIT A

                  TECHNICAL ASSISTANCE AND SECONDING AGREEMENT

         THIS AGREEMENT ("Agreement") is dated as of June 1, 1997 by and among
THE MUTUAL FUND PUBLIC COMPANY LIMITED (the "Thai Manager"), a Thai limited company, with its principal office located at 30th-32nd Floor, Lake Rajada
Building, 193-195 Ratchadaphisek Road, Khlong-Toey, Bangkok, Thailand; MORGAN
STANLEY ASSET MANAGEMENT INC. (the "U.S. Manager"), a Delaware corporation, with its principal office located at 1221 Avenue of the Americas, New York, New York
10020; and THE THAI FUND, INC. (the "Company"), a Maryland corporation, with its principal office located at c/o Morgan Stanley Asset Management Inc., 1221
Avenue of the Americas, New York, New York 10020.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Thai Manager has entered into an Investment Contract (as defined below) for the establishment of a Thai investment fund (the "Thai
Fund"), whereunder the Thai Manager has assumed the management of the said fund on the terms and conditions specified in the said Investment Contract; and

         WHEREAS, the U.S. Manager has experience and expertise in the management of assets, securities trading and investment research; and

         WHEREAS, the parties hereto desire to provide for management of the acquisition and disposition of securities by the Thai Fund, on the terms and conditions hereinafter set forth; and

         WHEREAS, the U.S. Manager and the Company desire that the U.S. Manager render investment management services to the Company, on the terms and conditions hereinafter set forth.

         NOW THEREFORE, the parties hereto agree as follows:

         1.       Definitions

         1.1      "Board of Directors" means the Board of' Directors of the
Company.

         1.2      "Council" shall have the meaning ascribed thereto in the
Investment Contract.

         1.3      "District Court" shall have the meaning ascribed thereto in
Section 7.2.

         1.4      "Effective Date" means the date on which the Registration
Statement first is declared effective by the SEC under the United States
Securities Act of 1933, as amended.

         1.5      The "Funds" means the Company and the Thai Fund, jointly and severally, as if such entities were one entity.

         1.6      "Investment Company Act" means the U.S. Investment Company Act of 1940, as amended.

         1.7      "Investment Contract" means the agreement dated as of the date first written above between the Company and the Thai Manager.

                                      A-1

         1.8      "Registration Statement" means the Company's Registration
Statement on Form N-2 filed with the SEC.

         1.9      "SEC" means the U.S. Securities and Exchange Commission.

         1.10     "Seconded Staff" shall have the meaning ascribed thereto in
Section 2.1 hereof.

         1.11     "Supreme Court" shall have the meaning ascribed thereto in
Section 7.2.

         1.12     "Thai Custodian" means The Thai Farmers Bank or its successors or permitted assigns.

         1.13     "Thai Employees" shall have the meaning ascribed thereto in
Section 3.2.

         1.14     The "Thai Fund" shall have the meaning ascribed thereto above.

         1.15     "Underwriting Agreement" means the Underwriting Agreement in respect of the Company's shares of common stock ($0.01 par value) executed on or about the date hereof.

         1.16     "U.S. Assets" shall have the meaning ascribed thereto in
Section 2.2 hereof.

         2.       Services to be rendered by the U.S. Manager

         2.1 (a) The U.S. Manager shall (X) make available to the Thai Manager seconded staff ("Seconded Staff"), such Seconded Staff to provide to the Thai
Manager advice with respect to all investment decisions for the Thai Fund and all acquisitions and dispositions of securities by the Thai Fund, and (Y)
prepare and make available to the Thai Fund research and statistical data in connection therewith, all in accordance with the Company's investment objectives and policies and in accordance with supervision and instructions of the Board of
Directors.

         (b) For purposes of this Agreement, "instructions from the Board of
Directors" shall include the right to request a power of attorney from the Thai
Manager in order to enforce claims of, or to defend claims against, the Fund.

         2.2 The U.S. Manager shall make investment decisions for the Company with respect to any assets other than those held through the Thai Fund (the
"U.S. Assets"), prepare and make available to the Company research and statistical data in connection therewith, supervise the acquisition and disposition of the U.S. Assets and select and place orders with brokers and dealers for execution of transactions for U.S. Assets, all in accordance with the Company's investment objectives and policies and in accordance with guidelines and directions from the Board of Directors.

         2.3 The U.S. Manager shall (i) assist the Funds as they may reasonably request in the conduct of the Funds' business, subject to the direction and control of the Board of Directors; (ii) maintain or cause to be maintained for the Funds all books and records required under the Investment Company Act to the extent that such books and records are not maintained or furnished by the Funds, custodians or other agents of the Funds; (iii) furnish at the U.S. Manager's expense for the use of the Funds such office space and facilities as the Funds may require for their reasonable needs in the City of New York, and to furnish at the U.S. Manager's expense clerical services in the United States related to research, statistical and investment work; and (iv) pay the reasonable salaries, fees and expenses of such of the Funds' officers and employees (including the
Funds' share of U.S. payroll taxes) and any fees and expenses of such of the
Funds' directors as are directors, officers or employees of the U.S. Manager;
provided, however, that the Funds, and not the U.S. Manager, shall pay the fees of members of the Council and

                                      A-2

shall bear travel expenses of directors and officers of the Funds who are managing directors, officers or employees of the U.S. Manager to the extent that such expenses relate to attendance at meetings of the Board of Directors or any committees thereof.

         2.4 The U.S. Manager shall bear all expenses arising out of its duties hereunder but shall not be responsible for any expenses of the Funds other than those specifically allocated to the U.S. Manager in paragraphs 2.1, 2.2, 2.3,
2.4 and 2.5. In particular, but without limiting the generality of the foregoing, the U.S. Manager shall not be responsible, except to the extent of the compensation of such of the Funds' employees as are managing directors, officers or employees of the U.S. Manager whose services may be involved, for the following expenses with respect to the Funds: organization expenses of the
Funds (including out-of-pocket expenses); fees, dues and expenses, incurred by the Funds in connection with membership in investment company organizations;
fees and expenses of the Funds' administrators, custodians, transfer agents and registrars; payment for portfolio pricing services to a pricing agent, if any;
expenses of preparing share and other certificates of the Funds, and other expenses, including but not limited to stamp duties, in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Company or the Thai Fund; expenses of registering or qualifying securities of the Company for sale; expenses relating to investor and public relations;
freight, insurance and other charges in connection with the shipment of the
Funds' portfolio securities; brokerage commissions, stamp duties or other costs of acquiring or disposing of any portfolio securities of the Funds; expenses of maintaining a register of holders of interests in the Thai Fund; expenses of preparing and distributing reports and notices to the Company, the Company's
Board of Directors, the Council, the Company's administrators, the U.S. Manager, the Thai Manager and the Company's stockholders, and expenses of communications among such persons (other than by the Company's stockholders); expenses of dividends and distributions to the Company and the Company's stockholders; costs of stationery; expenses incurred in preparing and publishing notices; costs of stockholders' and other meetings; litigation expenses; legal fees and expenses of counsel (United States and Thailand) to the Funds and if such counsel are retained by the Company's directors who are not "interested persons" of the Thai
Fund or the Company, of such counsel; fees and expenses of independent accountants of the Funds; or expenses relating to the Company's dividend reinvestment and cash purchase plan.

         2.5 In connection with the rendering of services required under paragraphs 2.1, 2.2, 2.3 and 2.4 above, Section 3.1 hereof provides that the
Thai Manager shall furnish certain services to the U.S. Manager, and the U.S.
Manager may contract with or consult with such banks, other securities firms or other parties in Thailand or elsewhere as it may deem appropriate to obtain information and advice, including investment recommendations, advice regarding economic factors and trends, advice as to currency exchange matters, and clerical and accounting services and other assistance, but any fee, compensation or expenses to be paid to any such parties shall be paid by the U.S. Manager, and no obligation shall be incurred on the Funds' behalf in any such respect
(except as to the Thai Manager for which the Funds shall pay the fees described in Section 3.3 of the Investment Contract).

         2.6 The Funds agree to pay in United States dollars to the U.S.
Manager, as full compensation for the services rendered and expenses borne by the U.S. Manager hereunder, a monthly fee, payable, except as provided below, within three New York business days of the first day of each month following the day on which such payment is computed, equal to 1/12 of 0.90% of the value of the average weekly net assets of the Funds up to and including $50 million, plus
1/12 of 0.70% of the value of the next $50 million of the average weekly net assets of the Funds, plus 1/12 of 0.50% of the value of the average weekly net assets of the Funds over $100 million. The weekly net assets of the Funds for a month shall be determined as of the close of business in New York on the last
New York Stock Exchange business day of each week where such business day falls within one month, and be averaged by dividing the total of such weekly net assets by such numbers of weeks in such month. Such fee shall be computed beginning on the "Closing Date" (as defined in the Underwriting Agreement) until the termination of this

                                      A-3

Agreement for whatever reason. The fee from the Closing Date to the end of the month during which the Closing Date occurs shall be prorated according to the proportion which such period bears to the full monthly period. Upon termination of this Agreement before the end of any month, such fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable on the date of termination of this
Agreement. The fees payable from the Funds to the U.S. Manager hereunder shall be paid from the Thai Fund and/or the U.S. Assets as determined by the Board of
Directors. All such fees paid from the Thai Fund shall be paid subject to applicable Thai withholding tax. For the purposes of this Agreement, the net assets of the Funds shall be computed pursuant to the directions of the Board of
Directors.

         2.7 Nothing herein shall be construed as prohibiting the U.S. Manager from providing investment advisory services to, or entering into investment advisory agreements with, other clients (including other registered investment companies), including clients which may invest in securities of Thai issuers, or from utilizing (in providing such services) information furnished to the U.S.
Manager by the Thai Manager or others.

         2.8 The U.S. Manager may rely on information reasonably believed by it to be accurate and reliable. Neither the U.S. Manager nor its officers, directors, employees, agents or controlling persons as defined in the Investment
Company Act shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Funds, in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence on the part of the U.S. Manager in the performance of its duties or by reason of reckless disregard on the part of the U.S. Manager of its obligations and duties under this Agreement. Any person, even though also employed by the U.S. Manager, whether or not as part of the Seconded Staff, who may be or may become an employee of the Funds and paid by the Funds shall be deemed, when acting within the scope of his employment by the Funds, to be acting in such employment solely for the Funds and not as an employee or agent of the U.S. Manager.

         3.  Services to be rendered by the Thai Manager
             -------------------------------------------

         3.1 The Thai Manager shall (i) furnish to the U.S. Manager or its designee (a) a daily bulletin concerning Thai stock market developments, (b) a weekly bulletin concerning securities and other assets owned by the Thai Fund,
(c) a weekly and month-end list of securities values of all Thai assets of the
Thai Fund, and (d) bulletins, from time to time requested by the U.S. Manager, concerning Thai economic developments, industries and securities; (ii) furnish to the U.S. Manager such additional information, investment recommendations, advice and assistance, as the U.S. Manager shall from time to time reasonably request in order that the U.S. Manager may provide the services undertaken by it pursuant to Article 2 hereof; (iii) act in accordance with the advice of the
Seconded Staff in connection with all investment decisions for the Thai Fund and all determinations as to acquisition and disposition of securities held by the
Thai Fund and with the selection and placing of orders with brokers and dealers for execution for the Thai Fund; and (iv) exercise all rights associated with such legal ownership of the assets of the Thai Fund, subject to the Company's investment objectives and policies and guidelines and directions of the Board of
Directors as set forth in Section 3.A.1 of the Investment Contract.

         3.2 The Thai Manager undertakes and agrees (i) to assist the Funds as they may reasonably request in the conduct of the Funds' business subject to the direction and control of the Board of Directors; (ii) to maintain or cause to be maintained for the Funds all books and records required under Thai law and regulations to the extent that such books and records are not maintained or furnished by the Thai Custodian or other agents of the Funds; (iii) to furnish at the Thai Manager's expense for the use of the Funds such office space and facilities as the Funds may require for their reasonable needs in Thailand and to furnish at the Thai Manager's expense clerical services in Thailand related to research, statistical

                                      A-4

and investment work for the benefit of the Funds; and (iv) to pay the reasonable salaries, fees and expenses of such of the Funds' officers and employees
(including the Funds' share of Thai payroll taxes) and any fees and expenses of such of the Funds' directors as are directors, officers or employees of the Thai
Manager; provided, however, that the Funds, and not the Thai Manager, shall pay the fees of members of the Council and shall bear travel expenses of directors and officers of the Funds who are managing directors, officers or employees of the Thai Manager ("Thai Employees") to the extent that such expenses relate to attendance at meetings of the Board of Directors or any committees thereof.

         3.3 The Thai Manager shall bear all expenses arising out of its duties hereunder but shall not be responsible for any expenses of the Funds other than those specifically allocated to the Thai Manager in paragraphs 3.1, 3.2, 3.3 and
3.4. In particular, but without limiting the generality of the foregoing, the
Thai Manager shall not be responsible, except to the extent of the compensation of such of the Funds' employees as are Thai Employees whose services may be involved, for the following expenses with respect to the Funds: organization expenses of the Funds (including out-of-pocket expenses); fees, dues and expenses incurred by the Funds in connection with membership in investment company organizations; fees and expenses of the Funds' administrators, custodians, transfer agents and registrars; payment for portfolio pricing services to a pricing agent, if any; expenses of preparing share and other certificates of the Funds, and other expenses, including but not limited to stamp duties in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Company or the Thai Fund; expenses of registering or qualifying securities of the Company for sale; expenses relating to investor and public relations; freight, insurance and other charges in connection with the shipment of the Funds' portfolio securities; brokerage commissions, stamp duties or other costs of acquiring or disposing of any portfolio securities of the Funds; expenses of maintaining a register of holders of interests in the Thai Fund; expenses of preparing and distributing reports and notices to the Company, the Company's Board of Directors, the Council, the
Company's administrators, the U.S. Manager, the Thai Manager and the Company's
stockholders, and expenses of communications among such persons (other than by the Company's stockholders); expenses of dividends and distributions to the
Company and the Company's stockholders; costs of stationery; expenses incurred in preparing and publishing notices; costs of stockholders' and other meetings;
litigation expenses; legal fees and expenses of counsel (United States and
Thailand) to the Funds and, if such counsel are retained by the Company's directors who are not "interested persons" of the Thai Fund or the Company, of such counsel; fees and expenses of independent accountants of the Funds; or
expenses relating to the Company's dividend reinvestment and cash purchase plan.

         3.4 The U.S. Manager agrees to work with the Thai Manager, in order to make their relationship as productive as possible for the benefit of the Funds, and to further the development of the Thai Manager's ability to provide the services contemplated by paragraphs 3.1, 3.2, 3.3 and 3.4 hereof. To this end the U.S. Manager agrees to work closely with the Thai Manager's employees and to work with the Thai Manager to assist it in developing its research techniques, procedures and analysis. The U.S. Manager agrees not to furnish, without the
Thai Manager's consent, to any person other than the U.S. Manager's personnel and directors and representatives of the Funds any tangible research material that is prepared by the Thai Manager, that is not publicly available, and that has been stamped or otherwise clearly indicated by the Thai Manager as being confidential.

         3.5 Nothing herein shall be construed as prohibiting the Thai Manager from providing investment advisory services to, or entering into investment advisory agreements with, other clients including other investment companies.

         3.6 Neither the Thai Manager nor any affiliate of the Thai Manager shall receive any compensation in connection with the placement or execution of any transaction for the purchase or sale of securities or for the investment of funds on behalf of the Funds, except that the Thai Manager or the Thai

                                      A-5

Manager's affiliates may receive a commission, fee or other remuneration for acting as broker in connection with the sale of securities to or by the Funds, if permitted under the Investment Company Act, as amended.

         3.7 The Thai Manager may rely on information reasonably believed by the
Thai Manager to be accurate and reliable. Neither the Thai Manager, the Thai
Manager's officers, directors, employees, agents nor any controlling persons as defined in the Investment Company Act shall be subject to any liability for any act or omission, error of judgment or mistake of law or for any loss suffered by the Funds in the course of, connected with or arising out of any services to be rendered hereunder except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Thai Manager's duties or by reason of reckless disregard by the Thai Manager of the Thai Manager's obligations and duties under this Agreement. Any person even though also employed by the Thai
Manager, whether or not as part of the Seconded Staff, who may be or become an employee of the Funds and paid by the Funds shall be deemed, when acting within the scope of his employment by the Funds, to be acting in such employment solely for the Funds, and not as employee or agent of the Thai Manager.

         4.       Effective Date and Termination
                  ------------------------------

         4.1 This Agreement shall become effective on the date hereof; shall remain in effect for a period of two years from the date hereof and shall continue in effect thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Board of Directors who are not parties to this
Agreement or interested persons of the Funds, the Thai Manager or the U.S.
Manager, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Board of Directors or the holders of a majority of the outstanding voting securities of the Company. This Agreement may nevertheless be terminated at any time, without any penalty, by the Company's
Board of Directors or by vote of holders of a majority of the outstanding voting securities of the Company, or by the U.S. Manager, upon 60 days' written notice delivered or sent by registered mail, postage prepaid, to the other parties hereto, at their respective addresses given above or at any other address of which any shall have notified the others in writing, and shall automatically be terminated in the event of its assignment (as defined in the Investment Company
Act) or termination of the Advisory Sections of the Investment Contract as set
forth in Section 8.2 thereof or other termination pursuant to Section 8.4 thereof. Any notice shall be deemed given when received by the addressee.

         4.2 This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto other than as permitted pursuant to Section 4.1 hereof. It may be amended by mutual agreement, but only after authorization of such amendment (a) by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Company; and
(ii) a majority of the members of the Board of Directors who are not interested persons of the Funds, the Thai Manager or the U.S Manager, cast in person at a meeting called for the purpose of voting on such approval; and (b) in accordance with applicable Thai law.

         5.       Governing Law
                  -------------

         This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the United
States and New York law.

         6.       Notices
                  -------

         Except as otherwise provided herein, all notices or other
communications to the respective parties hereto shall be deemed to have been duly made when delivered by airmail, telex or personal delivery at its

                                      A-6

address specified below or to such other address as any of the parties hereto may hereafter specify to the other in writing.

         For the Thai Manager:

                  The Mutual Fund Public Company Limited
                  30th-32nd Floor
                  Lake Rajada Building
                  193-195 Ratchadaphisek Road
                  Khlong-Toey
                  New Petchburi Road
                  Bangkok, Thailand

         For the U.S. Manager:

                  Morgan Stanley Asset Management Inc.
                  1221 Avenue of the Americas
                  New York, New York  10020

         For the Company:

                  The Thai Fund, Inc.
                  c/o Morgan Stanley Asset Management Inc.
                  1221 Avenue of the Americas
                  New York, New York  10020

         7.       Jurisdiction
                  ------------

         7.1 The parties irrevocably agree that any suit, action or proceeding against the Company or the U.S. Manager arising out of or relating to this
Agreement shall be subject exclusively to the jurisdictions of the United States
District Court for the Southern District of New York and the Supreme Court of
the State of New York, New York County, and irrevocably submit to the jurisdiction of each such Court in connection with any such suit, action or proceeding. The parties waive any objection to the laying of venue of any such suit, action or proceeding in either such Court, and waive any claim that such suit, action or proceeding has been brought in an inconvenient forum. The parties irrevocably consent to service of process in connection with any such suit, action or proceeding by prepaid mail at their respective addresses as set forth in this Agreement.

         7.2 The parties further agree that any suit, action or proceeding against the Thai Manager arising out of or relating to this Agreement may, at the sole and unreviewable option of the Company (or the U.S. Manager, if the
Company is not a party), be commenced in the jurisdictions either (i) of the courts of the Kingdom of Thailand or (ii) of the United States District Court
for the Southern District of New York (the "District Court") or the Supreme
Court of the State of New York, New York County (the "Supreme Court"). In the
event the Company (or the U.S. Manager, if the Company is not a party) exercises its option to commence a suit, action or proceeding in either the District Court or the Supreme Court, the Thai Manager irrevocably submits to the jurisdiction of each such court in connection with any such suit, action or proceeding, and the Thai Manager further agrees that, in the event the District Court, for whatever reason, declines to exercise or is determined not to have jurisdiction in connection with any such suit, action or proceeding, the Company (or the U.S.
Manager, if the Company is not a party) may commence a subsequent such suit, action or proceeding in the Supreme Court, and the Thai Manager irrevocably submits to the jurisdiction of the Supreme Court in connection with any such subsequent suit,

                                      A-7

action or proceeding. The Thai Manager waives any objection to the laying of venue of any such suit, action or proceeding in the District Court or the
Supreme Court, and waives any claim that such suit, action or proceeding has been brought in an inconvenient forum. The Thai Manager irrevocably consents to service of process in connection with any such suit, action or proceeding by prepaid mail at its address as set forth in this Agreement.

         7.3 To the extent that the Thai Manager or the Company may now or hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its revenues or properties any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from set-off, banker's lien, counterclaim or any other legal process or remedy with respect to its obligations under this Agreement and/or to the extent that in such jurisdiction there may be attributed to the Thai Manager or the Company such an immunity (whether or not claimed), the Thai Manager and the
Company each hereby to the fullest extent permitted by applicable law irrevocably agrees not to claim, and hereby to the fullest extent permitted by applicable law expressly waives, any such immunity, including, without limitation, a complete waiver of immunity pursuant to the United States Foreign
Sovereign Immunities Act.

         8.       Language
                  --------

         The governing language of this Agreement shall be English.

         9.       Headings
                  --------

         The headings contained in this Agreement are for reference only and shall not be deemed to limit or affect any of the provisions hereof.

                                      A-8

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, all as of the date first above written.

                                THE MUTUAL FUND PUBLIC COMPANY LIMITED

                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                MORGAN STANLEY ASSET MANAGEMENT INC.

                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                THE THAI FUND, INC.

                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                      A-9

                                    EXHIBIT B
                                    ---------

                               FORM OF CERTIFICATE
                               -------------------

                            BENEFICIAL CERTIFICATE OF
                            THE THAI FUND PURSUANT TO
                               INVESTMENT CONTRACT
                            dated as of June 1, 1997
                           (the "Investment Contract")

         Unitholder:  The Thai Fund, Inc., a Maryland Corporation.

         Issue Date of Units:

         Issue Date of Certificate:

         Total Number of Units represented hereby:

         Per Unit Value:

         Time and Place of Payment:  As described in the Investment Contract.

         Remuneration and other fees:  As described in the Investment Contract.

         Redemption:  Only as specifically permitted in the Investment Contract.

         Calculation of Net Asset Value:  As described in the Investment Contract.

         Duration of the Fund:  As described in the Investment Contract.

         Notices:  As described in the Investment Contract.

Pursuant to the Investment Contract which establishes a fund, The Mutual Fund
Public Company Limited, as Thai Manager, issues this Beneficial Certificate subject to all of the terms of the Investment Contract.

THE MUTUAL FUND PUBLIC COMPANY LIMITED

By:
    ------------------------------------------------
    Name:
    Title:

Seal of The Mutual Fund Public Company Limited:  [SEAL]

This Certificate and the interests represented hereby are non-transferable and may not be held by persons other than The Thai Fund, Inc. This Certificate and the interest represented hereby are in all respects governed by, and subject to, the Investment Contract.

                                      B-1

                                    EXHIBIT C

                            FORM OF COUNCIL AGREEMENT

                                                             ______________,1997

[Name and Address of Member]

Dear __________________,

         We refer to our earlier discussion regarding your proposed appointment to the Council pursuant to The Thai Fund, Inc. Investment Contract (the
"Investment Contract"). We are now formally inviting you to become a member of the Council upon the terms and conditions of the Investment Contract, a copy of which is enclosed for your information.

         You will note from Section 13.A.2 of the Investment Contract that the principal functions of the Council include the following:

         (a) consult with The Mutual Fund Public Company Limited on Thailand economic and securities market matters; and

         (b) exercise such other powers and rights as are provided under the
Investment Contract.

         Each member's liabilities are limited pursuant to the Investment
Contract as described in Section 13.J thereof. Each member of the Council who does not receive fees in connection with membership in the Fund's Board of
Directors will be paid an annual fee of $5,000 plus $500 for each meeting of the
Council attended in person.

         Formal meetings of the Council will be held at least one time a year in
Thailand.

         If you would like to accept our offer to become a member of the
Council, please sign and return the duplicate of this letter by way of agreement.

                                Yours faithfully,

                                ------------------------------------------------
                                The Mutual Fund Public Company Limited

The undersigned hereby confirm your offer to become a member of the Council, upon the terms and conditions of the Investment Contract enclosed with your letter.

                                Sincerely,

                                ------------------------------------------------